Morgan Stanley Institutional Fund, Inc.
Global Real Estate Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:	Global Logistics Properties
Purchase/Trade Date:	10/11/2010
Size of Offering/shares: 1,173,244,000
Offering Price of Shares: SGD 1.960
Amount of Shares Purchased by Fund: 771,000
Percentage of Offering Purchased by Fund:  0.066
Percentage of Funds Total Assets: 0.24
Brokers: Citi, JPMorgan, UBC, CICC, DBS, BNP Paribas,
CLSA, Macquarie, OCBC Bank, Stnard Chartered, UOB
Purchased from:  JPMorgan Asia

Securities Purchased: Westfield Retail Trust Placement
Purchase/Trade Date:	11/8/2010
Size of Offering/shares: 545,500,000
Offering Price of Shares:  AUD 2.750
Amount of Shares Purchased by Fund: 922,411
Percentage of Offering Purchased by Fund: 0.169
Percentage of Funds Total Assets: 0.48
Brokers: Citigroup Global Markets Australia, Credit
Suisse Australia Limited and Morgan Stanley Australia
Securities Limited
Purchased from:  Credit Suisse Hong Kong

Securities Purchased:	General Growth Properties
Purchase/Trade Date:	11/16/2010
Size of Offering/shares: 135,000,000
Offering Price of Shares: $14.750
Amount of Shares Purchased by Fund: 711,840
Percentage of Offering Purchased by Fund: 0.527
Percentage of Funds Total Assets: 2.48
Brokers: Goldman Sachs, Deutsche Bank Securities,
Wells Fargo Securities, RBC Capital Markets, Barclays
Capital, UBS Investment Bank, Morgan Stanley, Macquarie
Capital, TD Securities, Piper Jaffray
Purchased from:  Deutsche Bank

Securities Purchased:	Senior Housing Property Trust
Purchase/Trade Date:	12/10/2010
Size of Offering/shares: 12,500,000
Offering Price of Shares: $20.500
Amount of Shares Purchased by Fund: 30,640
Percentage of Offering Purchased by Fund: 0.245
Percentage of Funds Total Assets: 0.14
Brokers: Jefferies, BofA Merrill Lynch, Morgan Stanley,
Citi, UBS, Morgan Keegan, RBC Capital Markets, Wells
Fargo Securities, BB& T Capital Markets, Janney
Montgomery Scott, Oppenheimer & Co.
Purchased from:  Jefferies & Co.

Securities Purchased:	HCP Inc.
Purchase/Trade Date:	12/14/2010
Size of Offering/shares: 40,000,000
Offering Price of Shares: $32.000
Amount of Shares Purchased by Fund: 44,810
Percentage of Offering Purchased by Fund:  0.112
Percentage of Funds Total Assets: 0.32
Brokers: BofA Merrill Lynch, Citi, JPMorgan, UBS
Investment Bank, Wells Fargo Securities, Morgan Stanley,
RBS, Credit Suisse, Credit Agricole CIB, KeyBanc Capital
Markets, Deutsche Bank Securities, Barclays Capital,
Goldman, Sachs & Co., Scotia Capital, BNY Mellon Capital
Markets, LLC, SunTrust Robinson Humphrey, Piper Jaffray,
PNC Capital Markets LLC, Morgan Keegan
Purchased from:  Merrill Lynch